                                                          Confidential Treatment
                                                                   Exhibit 10.47

Redacted information, denoted as "[REDACTED]," has been omitted from this document pursuant to a request for confidential treatment that has been separately filed with the Commission.



                              COPROMOTION AGREEMENT


                  This COPROMOTION AGREEMENT is made as of the Effective Date (defined below), by and between APOTHECON, INC., a wholly-owned subsidiary of Bristol-Myers Squibb Company ("BMS"), having a place of business at 777 Scudders Mill Road, Plainsboro, New Jersey 08536 ("APOTHECON"), and WARNER CHILCOTT INC., having a place of business at Rockaway 80 Corporate Center, 100 Enterprise Drive, Suite 280, Rockaway, New Jersey 07866 ("WCI").

                             W I T N E S S E T H:

                  WHEREAS, APOTHECON markets and distributes norethindrone and ethinyl estradiol tablets, USP, under the trademark Ovcon(R)35; and

                  WHEREAS, APOTHECON also markets and distributes Estradiol Vaginal Cream, USP, 0.01%, under the trademark Estrace(R); and

                  WHEREAS, WCI is engaged in the business of marketing pharmaceutical products to physicians; and

                  WHEREAS, APOTHECON wishes to expand the promotion of Ovcon(R)35 and Estrace(R) cream to physicians, and WCI desires to have the right to copromote said products, upon the terms specified herein.

                  NOW, THEREFORE, in consideration of the mutual covenants herein set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

                  1. Definitions. For purposes of this Agreement, the following terms shall have the corresponding meanings set forth below:

                  "Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person. A Person shall be regarded as in control of another Person if it/he/she owns, or directly or indirectly controls, more than fifty percent (50%) of the voting securities (or comparable equity interests) or other ownership interests of the other Person, or if it/he/she directly or indirectly possesses the power to direct or cause the direction of the management or policies of the other Person, whether through the ownership of voting securities, by contract or any other means whatsoever.

                  "Agreement" means this agreement, together with all appendices, exhibits and schedules hereto, and as the same may be amended or supplemented from time to time hereafter by a written agreement duly executed by authorized representatives of each party hereto.

                  "Agreement Quarter" means each three-month period commencing on the first day of January, April, July, or October, as the case may be, during the Copromotion Term.

                  "Agreement Year" means each 12-month period commencing on the Effective Date and each anniversary thereof during the Copromotion Term.

                  "Call List" shall have the meanings specified in Section 5 hereof.

                  "Confidential and Proprietary Information" has the meaning set forth in Section 14 hereof.

                  "Copromotion Term" has the meaning specified in Section 12(a) hereof.

                  "Estrace(R)" means all current presentations of estradiol vaginal cream, USP, 0.01%, currently approved by the FDA for the treatment of vulval and vaginal atrophy (as more fully specified in the labeling for the product) and marketed under the trademark Estrace(R). For the avoidance of doubt, any line extensions of Estrace(R) cream developed and introduced by WCI pursuant to separate license agreements between WCI and APOTHECON are specifically excluded from the definition of "Estrace(R)".

                  "Effective Date" of this Agreement means January 1, 1999.

                  "Manufacturing Cost" means, with respect to samples of the Products, the cost to BMS of raw materials, component costs, energy, labor (salary and benefits) and reasonable overhead charges relating to the manufacture of a specified quantity of either of Products, and other direct and allocable indirect costs to manufacture such product, including but not limited to manufacturing charges for material adjustments, for offgrade or defective material, handling losses, physical adjustments, salvage and start-up costs, and charges in the nature of depreciation and amortization of capitalized costs of manufacturing equipment and facilities, all consistently applied in accordance with U.S. GAAP. If either of the Products is manufactured by a third party, the costs shall be the amount paid by APOTHECON for such Products, plus any of the aforementioned costs that are incurred in completing the testing, manufacture, packaging and delivery of the Products.

                  "Marketing Plan" has the meaning specified in Section 5 hereof.

                  "National Marketing Team" or "NMT" has the meaning specified in Section 5 hereof.

                  "Net Sales" means for the applicable period the gross amount invoiced for the Products by APOTHECON or its licensees to unAffiliated third parties in the Territory, less the following amounts to the extent deducted on such invoice or absorbed by APOTHECON in accordance with U.S. GAAP: (i) quantity, trade, and/or cash discounts, allowances, rebates, and price adjustments or reductions allowed or given, provided however that such discounts, allowances, rebates, adjustments and reductions are ordinary and usual in the industry; (ii) freight, postage and shipping insurance expenses absorbed by APOTHECON and not reimbursed by the invoicee; (iii) credits, rebates, chargebacks, or refunds allowed for rejected, outdated or returned Products; (iv) sales and other excise taxes and duties directly related to the sale, to the extent that such items are included in the gross invoice price (but not including taxes assessed against the income derived from such sale). If Products are sold for compensation other than cash, Net Sales shall be calculated based on the fair market value of the Products in cash.

                  "Ovcon(R)35" means all current presentations of norethindrone and ethinyl estradiol tablets, USP, currently approved by the FDA as an oral contraceptive (as more fully specified in the labeling for the product) and marketed under the trademark "Ovcon(R)35".

                  "Person" shall mean an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority, or any other form of entity not specifically listed herein.

                  "Physician" means any physician or other health care professional authorized by applicable law to prescribe Ovcon(R)35 or Estrace(R).

                  "Products" means Ovcon(R)35 and Estrace(R) and any other product the parties may mutually agree to add to this Agreement, which addition shall be set forth in writing and appended to this Agreement.

                  "Serious adverse event" and "Non-serious adverse event" have the meanings set forth in section 8(h) hereof.

                  "Territory" means the United States of America, and specifically excluding Puerto Rico and any U.S. held territories and possessions.

                  "Trademarks" means the trademarks "Ovcon(R)35" and "Estrace(R)" and any other trademarks or trade names (whether registered or unregistered) that APOTHECON decides to use on or with either of the Products or in any promotional material related to either of the Products in the Territory during the Copromotion Term.

                  2.  Grant of Rights to WCI.

                  (a) APOTHECON hereby engages WCI, on an exclusive basis (even as to APOTHECON), to promote the Products to Physicians in the Territory during the Copromotion Term, upon the terms and conditions set forth in this Agreement. APOTHECON reserves all rights not expressly granted hereunder, including, without limitation, the right to promote the Products to Persons other than Physicians, including, without limitation, the managed care trade. It is understood and agreed by the parties that WCI may promote the Products itself or through any of its Affiliates, provided that such Affiliates agree to be bound by all the terms and conditions of this Agreement.

                  (b) APOTHECON hereby grants to WCI a fully-paid up, nonexclusive right and license to use the Trademarks during the Copromotion Term solely in connection with the promotion of the Products in the Territory in accordance with this Agreement. WCI shall not grant any sublicenses with respect to the Trademarks without the prior, express written consent of APOTHECON; except that WCI is hereby authorized to grant sublicenses to use the Trademarks to its Affiliates if such Affiliates are utilized to promote the Products in accordance with Section 2(a) herein and provided that such Affiliates agree to be bound by all the terms and conditions of this Agreement.

                  (c) WCI acknowledges that BMS is the sole and exclusive owner of all right, title and interest in and to the Trademarks (including the application and any subsequent registrations and renewals thereof). In connection with its use of the Trademarks, WCI shall not in any way or manner represent to others that it owns or has any ownership rights in the Trademarks and any subsequent registrations thereof. WCI agrees and acknowledges that any goodwill accruing or arising from its use of the Trademarks shall be for the sole benefit of APOTHECON and/or BMS. WCI shall not take any action that impairs, contests or tends to impair or contest APOTHECON's and/or BMS's right, title and interest in and to the Trademarks and any goodwill associated with the Trademarks. All rights to use the Trademarks not expressly granted to WCI by BMS pursuant this Agreement are reserved.

                  (d) WCI shall not use or display any other mark or marks in connection with the Trademarks, except for trademarks used or adopted by WCI generally, such as "Warner Chilcott" or the "WC" logo, that are used on packaging and/or advertising or promotional material for the Products and that are physically separate from the Trademarks. Notwithstanding the foregoing exception, WCI shall not use or adopt any variation of the Trademarks or any word or mark that is confusingly similar to the Trademarks. WCI shall comply with the terms and conditions of this Agreement and all federal and state laws, statutes and regulations in connection with its use of the Trademarks.

                  (e) APOTHECON and its Affiliates shall be responsible, at their own cost and expense, for taking all actions required for the application, registration, maintenance and renewal of the Trademarks in the United States Patent and Trademark Office. BMS shall not permit any U.S. registration for the Trademarks to lapse or become abandoned. WCI shall furnish APOTHECON with all information reasonably requested by APOTHECON (including specimens and samples illustrating the manner of use of the Trademarks) and documents (including the execution and delivery of any and all affidavits, declarations, oaths and other documents) to assist APOTHECON and its Affiliates in maintaining trademark protection and registrations for the Trademarks.

                  (f) WCI shall promptly notify APOTHECON of: (i) any actual or suspected infringement or misuse of the Trademarks, or (ii) any information which may adversely affect the Trademarks. If either of the Trademarks is infringed by a Third Party, APOTHECON and its Affiliates shall have the right and option, but not the obligation, to bring an action for infringement, at their sole expense, against the Third Party, and/or reach a settlement with the Third Party. Except as may be otherwise set forth in any license agreement between APOTHECON or its Affiliates and WCI or its Affiliates concerning the "Ovcon(R)" or "Estrace(R)" trademark, the proceeds of any recovery resulting from an infringement action against and/or settlement with a Third Party shall belong to APOTHECON.

                  3.  Copromotion by WCI.

                  (a) WCI shall use best efforts, within the standard of commercial reasonableness, to diligently promote the Products in the Territory to Physicians in accordance with the terms of this Agreement during the Copromotion Term; provided, that such efforts shall not be less than those that it employs to promote its other principal products to Physicians, including, at a minimum, the efforts undertaken to promote [REDACTED]; and provided, further, that WCI's sales force shall make the position details set forth in the Marketing Plan.

                  (b) Except as provided for in Section 6 of this Agreement or otherwise agreed to by the parties and subject to the terms and conditions of this Agreement, WCI shall be solely responsible for the costs and expenses of establishing, maintaining and training its sales force and conducting its other activities under this Agreement, provided, however, that the contents and strategic direction of any training provided by WCI that relates to the Products shall be coordinated and agreed to by APOTHECON.

                  (c) WCI shall provide APOTHECON, within five (5) working days of transmission, complete copies and/or transcripts of all home office generated (for example, those sent out by WCI's Sales, Marketing and Sales Training departments) communications (whether written, electronic or visual aids) to any of WCI's sales representatives concerning the promotion of the Products. The individual to which these shall be sent will be designated by APOTHECON upon execution of this Agreement. In addition, all written, electronic and visual communications provided to any of WCI sales representatives regarding strategy, positioning or selling messages for the Products will be subject to prior review and approval by APOTHECON.

                  (d) APOTHECON shall retain sole responsibility for contractual and other relationships with managed care organizations, formularies, insurers, and governmental agencies and instrumentalities (including without limitation Medicare, Medicaid, the Veterans Administration, and military entities).

                  (e) During the Copromotion Term and for [REDACTED] months thereafter, WCI shall not market, promote or otherwise sell any [REDACTED] or [REDACTED] product other than the Products, provided however, that this subsection (e) shall not apply to any line extensions of Ovcon(R) or Estrace(R) that WCI may obtain rights to pursuant to separate license agreements with APOTHECON.

                  4.  Responsibilities of APOTHECON.

                  (a) APOTHECON shall have the sole authority to determine the price of the Products, including price increases or decreases and the timing thereof as determined by APOTHECON in its sole discretion. APOTHECON will consult with WCI prior to implementing any price change, but such consultation shall not restrict or limit APOTHECON's sole authority and discretion to implement changes.

                  (b) APOTHECON shall have the sole responsibility, at its cost and expense, for the manufacture, shipping, distribution and warehousing of the Products, for the invoicing and billing of purchasers of the Products, for order confirmation (if any) in accordance with APOTHECON customary practices, and for the collection of receivables resulting from Net Sales. APOTHECON will book all sales of the Products. All sales will be deemed made pursuant to contract between APOTHECON and the customer.

                  (c) APOTHECON shall use commercially reasonable efforts, including maintaining reasonable levels of inventory in light of customary industry practice, to ensure that sufficient stock of the Products will be available in its inventory to fill orders from the trade in accordance with normal industry practices.

                  (d) APOTHECON shall use reasonable efforts consistent with applicable legal requirements to maintain all necessary authorizations with the FDA to manufacture and market the Products in the Territory. WCI shall refrain from engaging in any act or omission inconsistent with such legal requirements.

                  (e) Subject to Section 15, APOTHECON reserves the right to assign to a third party (by sale, license or otherwise) all rights to either of the Products (including the IND and NDA), as and upon such terms as APOTHECON may elect and determine in its sole and absolute discretion.

                  5.  National Marketing Team.

                  (a) A committee for marketing and promoting the Products to Physicians in the Territory will be established promptly by APOTHECON and WCI after execution of this Agreement (such committee being referred to herein as the "National Marketing Team" or the "NMT"). The National Marketing Team shall be composed of four (4) persons, with APOTHECON and WCI each being entitled to designate two (2) individuals. The initial members shall be designated by each party in writing promptly following execution of this Agreement. Each party may change its designated members at any time upon advance written notice to the other party.

                  (b) WCI shall present a marketing plan for the Products to the NMT for review and approval not less frequently than annually covering a period not to exceed one year. Each marketing plan shall include a list of Physicians to whom the Products will be promoted during the period covered by the Marketing Plan (the "Call List"). Each marketing plan shall identify the direct selling and marketing activities to be conducted by WCI in each Agreement Quarter covered by the Marketing Plan, including the product sampling levels and scheduling. The marketing plan shall be subject to final review and written approval by APOTHECON (the marketing plan so approved being referred to herein as the "Marketing Plan"). Each Marketing Plan shall remain in effect until a new Marketing Plan is again so approved by APOTHECON. Deviations from an approved Marketing Plan will require resubmission to and approval by APOTHECON.

                  (c) Subject to final review by and written approval from APOTHECON, the NMT shall also be responsible for:

                           (i) developing and revising existing and new promotional materials for the Products for in-person promotion to Physicians, including the package inserts, labeling and other materials to the extent that the same relate specifically to the marketing of the Products to Physicians;

                           (ii) developing promotional programs for the Products to Physicians;

                           (iii)    planning market research activities;

                           (iv) preparing any new materials directly related to the Products that are to be used to train WCI's sales force;

                           (v) planning symposia, seminars and other professional relations events of specific interest to Physicians; and

                           (vi) determining the types and frequency of reports to be provided by WCI to APOTHECON with respect to WCI's undertakings under this Agreement.

                  (d) The NMT shall meet not less than once in each Agreement Quarter during the Copromotion Term or as otherwise agreed by the parties in writing, at such locations as are designated by each party alternatingly. Each party shall bear the costs and expenses of its designated members that are incurred in connection with the National Marketing Committee meetings.

                  (e) Notwithstanding anything in this Section 5 or that might otherwise imply to the contrary in this Agreement, APOTHECON shall have strategic responsibility and sole authority and responsibility for obtaining all legal, regulatory and medical approvals related to the selling and use of all promotional materials prepared or approved by the National Marketing Team.

                  6.  Funding of Promotional Activities.

                  (a) During the Copromotion Term, and subject to Sections 6(b) and 7 (in the case of product samples), APOTHECON will produce and provide to WCI those quantities of promotional, sales, marketing and educational materials specified in the Marketing Plan and approved by APOTHECON ("Sales Materials"), as well as those quantities of samples of the Products specified in the Marketing Plan.

                  (b) APOTHECON shall fund the cost of the Sales Materials (development and production costs only) and product samples referenced in
Section 6(a) in an amount not to exceed [REDACTED] for each Agreement Year, provided, however, that: (i) in the event that the combined Net Sales of the Products in any Agreement Year shall be less than the combined Net Sales of the Products in [REDACTED], then APOTHECON'S funding obligation pursuant to this
Section 6(b) in the immediately following year shall decrease by the percentage decline of combined Net Sales of the Products measured against combined Net Sales of the Products in [REDACTED]; and (ii) in the event that the Agreement is terminated with respect to either Ovcon(R)35 or Estrace(R), then APOTHECON's funding obligation pursuant to this Section 6(b) shall be decreased for the remainder of the Copromotion Term by a percentage calculated by dividing the amount of the terminated product's Net Sales by the Products' combined Net Sales, each for the twelve (12) months preceding the termination, and multiplying the resulting quotient by one hundred (100).

                  (c) For purposes of accounting for APOTHECON's funding obligation under Section 6(b), the cost of the Sales Materials shall be [REDACTED], and the cost of the product samples shall be [REDACTED].

                  (d) Except for APOTHECON's funding obligation as set forth in section 6(b) hereof, WCI shall be solely responsible for all costs incurred in the promotion of the Products to Physicians in the Territory. WCI may, at its own expense, purchase from APOTHECON Sales Materials and/or product samples in quantities in excess of the amounts that APOTHECON is required to fund pursuant to Section 6(b), provided, however, that if the amounts so purchased are in excess of those set forth in the Marketing Plan, WCI shall provide APOTHECON with sufficient notice of its intent to make such purchases as to enable APOTHECON to supply the requested Sales Materials and/or product samples.

                  (e) APOTHECON shall invoice the purchase price of the Sales Materials and/or product samples to WCI at the price specified in Section 6(c) above. WCI shall pay for such Sales Materials and/or product samples within [REDACTED] days after receipt of same by WCI, or shall credit same against such amount as may then be remaining under APOTHECON's annual funding obligation under Section 6(b).

                  (f) APOTHECON shall be under no obligation to conduct or develop symposia, seminars, technical and scientific exhibits and other professional relations events with respect to the Products or to conduct additional Phase I, II, III or IV clinical trials with respect to the Products. If requested by WCI and approved by APOTHECON in writing:

                           (i)     WCI may conduct or develop symposia,
         seminars, technical and scientific exhibits and other professional relations events with respect to the Products; and

                           (ii) WCI may conduct additional Phase IV clinical trials with respect to the use of the Products, provided that APOTHECON and its Affiliates shall have the exclusive right to use for any purpose the data resulting from any such clinical studies including, but not limited to, product registrations and product licenses related to the Products, throughout the world.

WCI shall be solely responsible for all costs or expenses incurred by WCI or APOTHECON pursuant to clauses (i) and (ii) of this Section 6(f), and APOTHECON shall have no contribution or reimbursement obligation hereunder with respect to same.

                  7.  Product Samples; Additional Clinical Studies.

                  (a) Product samples supplied by APOTHECON to WCI pursuant to
Section 6 will by used solely in making detail calls to Physicians in the Territory. Product samples will in all cases be shipped to WCI on not less than sixty (60) days' advance written notice and subject to the prevailing shipping schedules of APOTHECON.

                  (b) Product samples will be shipped to a WCI central distribution point from which WCI will further distribute them to its sales representatives. All costs of such distribution by WCI shall be borne solely by WCI. Once WCI accepts shipment of product samples from APOTHECON, WCI shall be responsible for all product samples accountability and compliance with the Prescription Drug Marketing Act, as amended, and other applicable federal, state and local laws relating to samples. WCI is further responsible for adherence by its sales representatives to such laws.

                  (c) Product samples shall have a shelf life of not less than [REDACTED] months.

                  8.  Certain Regulatory Matters.

                  (a) All regulatory matters regarding the Products shall remain under the exclusive control of APOTHECON, subject to the participation by WCI in matters related to the marketing of the Products to Physicians in the Territory. APOTHECON will have the sole responsibility, at its cost and expense, to respond to products and medical complaints and to handle all returns and recalls of the Products.

                  (b) APOTHECON shall furnish WCI with efficacy and safety information reasonably requested by WCI to assist it in promoting the Products to Physicians, including, without limitation, relevant clinical and safety data included in the New Drug Application for the Products and information related to the efficacy and safety profile of the Products since their approval by the FDA. Such information shall be treated as Confidential Information of APOTHECON, and shall not be disclosed to third parties or used for any purpose other than WCI's performance of its obligations under this Agreement without APOTHECON's prior written approval.

                  (c) Beginning as of the Effective Date of this Agreement, each party shall promptly notify the other party of any significant event(s) that affect the marketing of the Products, including, but not limited to, adverse drug experiences and governmental inquiries, whether within or outside the Territory.

                  Serious adverse events for the Products (as defined in section 8(h) below) learned by WCI shall be submitted to APOTHECON within three (3) working days but no more than four (4) calendar days from the receipt date by WCI.

                  Non-serious adverse events for the Products (as defined in section 8(h) below) that are spontaneously reported to WCI shall be submitted to APOTHECON no more than one (1) month from the date received by WCI; provided, however, that medical and scientific judgment should be exercised in deciding whether expedited reporting is appropriate in other situations, such as important medical events that may not be immediately life-threatening or result in death or hospitalization but may jeopardize the patient or may require intervention to prevent a serious adverse event outcome.

                  APOTHECON shall have the reporting responsibility for such events to applicable regulatory health authorities anywhere in the world.

                  WCI shall report all such adverse events involving the Products learned by it to:

                  Vice President, Worldwide Safety & Surveillance
                  Bristol-Myers Squibb Company
                  P.O. Box 5400
                  Mail Stop HW19-1.01
                  Princeton, New Jersey 08543-5400
                  U.S.A.

[REDACTED]

A CIOMS-I form or a form that contains the data elements of a CIOMS-I form is recommended.

                  Serious adverse events concerning the Products learned by APOTHECON shall be reported by APOTHECON to WCI at the time that APOTHECON reports such events to FDA, and shall be sent to:

                  Vice President B Regulatory Affairs
                  Warner Chilcott, Inc.
                  100 Enterprise Drive B Suite 280
                  Rockaway, NJ 07866

[REDACTED]

                  (d) Beginning as of the Effective Date of this Agreement, each party shall promptly notify the other party in writing of any order, request or directive of a court or other governmental authority to recall or withdraw either of the Products in any jurisdiction. APOTHECON shall be responsible, at its sole cost and expense, for the costs of any recall or withdrawal of the Products.

                  (e) Upon being contacted by the Food and Drug Administration
(FDA) or any other federal, state or local agency for any regulatory purpose pertaining to this Agreement or to the Products, WCI shall, if not prohibited by applicable law, immediately notify APOTHECON and will not respond to the agency until consulting with APOTHECON, to the maximum feasible extent; provided, however, that the foregoing shall not be construed to prevent WCI in any way from complying, and WCI may permit unannounced FDA or similar inspections authorized by law and respond to the extent necessary to comply, with its obligation under applicable law.

                  (f) WCI shall inform Bristol Myers Squibb Company's office of the Vice President, Worldwide Safety & Surveillance of any Product Quality Complaint received within three (3) working days but no more than four (4) calendar days from the receipt date by WCI. A Product Quality Complaint is defined as any complaint that questions the purity, identity, potency or quality of either of the Products, its packaging, or labeling, or any complaint that concerns any incident that causes the drug product or its labeling to be mistaken for, or applied to, another article or any bacteriological contamination, or any significant chemical, physical, or other change or deterioration in the distributed drug product, or any failure of one or more distributed batches of the drug product to meet the specifications therefor in the NDA for the Products. Such information shall be sent to the same address as set forth in Section 8(c) above

                  (g) BMS Professional Services Department shall handle all medical inquiries concerning the Products. WCI shall refer all routine medical information requests in writing to:

                  Bristol-Myers Squibb Company
                  Professional Services Department
                  P.O. Box 4500 P15-01
                  Princeton, NJ 08543-4500

Urgent medical information requests shall be referred by telephone to:
Professional Services Department: [REDACTED]

                  (h) A "serious" adverse event for the Products is defined as any untoward medical occurrence that at any dose for either of the Products: (i) results in death; (ii) is life-threatening; (iii) requires inpatient hospitalization or prolongation of existing hospitalization; (iv) results in persistent or significant disability/incapacity; (v) is a congenital anomaly/birth defect; (vi) results in drug dependency or drug abuse; (vii) is cancer, or (viii) is an overdose. A "nonserious" adverse event is defined as that which is not serious.

                  9.  Compliance with Law and Labeling.

                  (a) Each party shall maintain in full force and effect all necessary licenses, permits and other authorizations required by law to carry out its duties and obligations under this Agreement. Each party shall comply with all laws, ordinances, rules and regulations (collectively, "Laws") applicable to its activities under this Agreement, including without limitation, any requirements of any product license applicable to the Products in the Territory; provided, however, that WCI shall be solely responsible for compliance with those Laws pertaining to the activities conducted by it hereunder (including, without limitation, those Laws that apply to documentation and records retention pertaining to the distribution and use of product samples by it under this Agreement), notwithstanding that the FDA may, as a matter of law, be entitled to hold APOTHECON accountable or responsible (whether primarily or secondarily) for failure of WCI to comply with such Laws. The parties will reasonably cooperate with one another with the goal of ensuring full compliance with Laws.

                  (b) WCI shall make no representations or warranties relative to either of the Products that conflict or are inconsistent with the FDA-approved label for the respective Products. WCI shall be responsible for any documented out-of-pocket costs incurred by APOTHECON resulting from statements made by its sales representatives that relate to the safety or efficacy of the Products that are not in compliance with applicable law or have not been authorized by APOTHECON in advance in writing.

                  (c) The parties acknowledge to each other that the breach of any obligation contained in this Section 9 shall constitute a material breach of the Agreement. The parties further agree that the absence of a similar materiality acknowledgement for another Section in this

Agreement shall not be evidential as to whether a breach of such Section or of any other aspect of this Agreement constitutes a material breach.

                  10. Copromotion Compensation.

                  As compensation for services rendered by WCI during the Copromotion Term, APOTHECON shall pay WCI a "Performance Fee" based on Net Sales as set forth on Schedule A (as to Ovcon(R)35) and Schedule B (as to Estrace(R)).

                  11. Payments and Reporting.

                  (a) APOTHECON shall furnish WCI, within fifteen (15) days after each month, a report setting forth in reasonable detail the calculation of WCI's compensation under Section 10 with respect to such period, including the calculation of gross to net sales (and, in addition to a report for December, a report with respect to the entire Agreement Year).

                  (b) Compensation due WCI (or payments due APOTHECON) under
Section 10 shall be paid within [REDACTED] days after each Agreement Quarter.

                  (c) The parties will maintain complete and accurate books and records in sufficient detail to enable verification of WCI's performance hereunder and the basis for calculating the compensation paid by APOTHECON to WCI hereunder. Either party may demand an audit of the other party's relevant books and records in order to verify the other's reports on the aforesaid matters. Upon reasonable prior notice to the party to be audited, the independent public accountants of the other party shall have access to the relevant books and records of the party to be audited in order to conduct a review or audit thereof. Such access shall be available during normal business hours not more than once each calendar quarter during the Copromotion Term and only for a period until two years after the relevant period in question. The accountants shall be entitled to report its conclusions and calculations to the party requesting the audit, except that in no event shall the accountants disclose the names of customers of either party or the prices, discounts, rebates, or other terms of sale charged by APOTHECON for the Products.

                  The party requesting the audit shall bear the full cost of the performance of any such audit except as hereinafter set forth. If, as a result of any inspection of the books and records of APOTHECON, it is shown that APOTHECON's payments to WCI under this Agreement were less than the amount which should have been paid, then APOTHECON shall make all payments required to be made to eliminate any discrepancy revealed by said inspection within 30 days after WCI's demand therefor. If, as a result of any inspection of the books and records of WCI, it is shown that APOTHECON's funding of costs associated with its funding obligations under this Agreement were more than the amount which should have been paid, then WCI shall reimburse APOTHECON for the discrepancy revealed by said inspection within 30 days after APOTHECON's demand therefor. Furthermore, if the payments were more or less than the amount which should have been paid by an amount in excess of [REDACTED] percent [REDACTED] of the payments actually made during the period in question, the party responsible for the discrepancy shall also reimburse the auditing party for its documented out-of-pocket costs of such inspection.

                  12. Copromotion Term and Termination.

                  (a) The Copromotion Term shall be for five (5) years and shall begin effective January 1, 1999 (even if the Agreement is executed after such date) and shall end on December 31, 2003, unless terminated earlier in accordance with Section 12(b), (c) or (d) below or unless extended pursuant to section 12(g) by the parties' mutual agreement (the "Copromotion Term").

                  (b) Upon sixty (60) days written notice to WCI, APOTHECON may terminate the Copromotion Term without penalty with respect to Ovcon(R)35 or Estrace(R) upon the occurrence of any of the following:

                           (i) total prescriptions for such product in any Agreement Year do not exceed [REDACTED] percent [REDACTED] of the respective base prescription levels for such product set forth on Schedule C attached hereto; or

                           (ii) total prescriptions for such product in any two (2) consecutive Agreement Quarters do not exceed the sum of the respective base prescription levels for such product set forth on Schedule C attached hereto; or

                           (iii) APOTHECON sells or out-licenses Ovcon(R)35 or Estrace(R) Cream to an unAfilliated third party (so long as such sale or out-license is in accordance with Section 15 herein), or all of the outstanding stock or all or substantially all of the business assets of APOTHECON are sold to an unAffiliated third party, provided that in either such event APOTHECON shall pay to WCI an amount equal to the Performance Fee earned by WCI with respect to each such sold or out-licensed product to the date of termination plus an amount equal to [REDACTED] of the aggregate Performance Fee earned by WCI with respect to each such sold or out-licensed product for the four full calendar quarters immediately preceding the quarter in which the date of termination occurs; or

                           (iv) BMS permanently stops manufacturing such product, provided that APOTHECON shall continue to provide the market with such product for eighteen (18) months from the date of the notice, and provided further, that APOTHECON will provide reasonable technical assistance to WCI if WCI wishes to transfer production to a third party acceptable to APOTHECON.

In all instances, prescription levels shall be as reported by the International Marketing Services Prescription Reporting Services, or such other prescription services to which the parties may mutually agree in writing.

                  (c) Upon written notice to WCI, APOTHECON may terminate the Copromotion Term without penalty with respect to the Agreement in its entirety upon the occurrence of either of the following:

                           (i) [REDACTED] percent [REDACTED or more of the voting securities of WCI are sold or transferred or WCI otherwise undergoes a change of control; or

                           (ii) WCI breaches any material obligation or duty under this Agreement and said breach is continuing thirty (30) days after APOTHECON has advised WCI in writing of the existence and nature of the breach; or

                           (iii) APOTHECON receives notice that WCI has become insolvent or has suspended business in all material respects hereof, or has consented to an involuntary petition purporting to be pursuant to any reorganization or insolvency law of any jurisdiction, or has made an assignment for the benefit of creditors, or has applied for or consented to the appointment of a receiver or trustee for a substantial part of its property or assets.

                  (d) WCI may terminate the Copromotion Term without penalty with respect to Ovcon(R)35 or Estrace(R) or with respect to the Agreement in its entirety, as follows:

                           (i) at any time, without cause, upon one hundred eighty (180) days written notice to APOTHECON; or

                           (ii) APOTHECON breaches any material obligation or duty under this Agreement and said breach is continuing sixty (60) days after WCI has advised APOTHECON in writing of the existence and nature of the breach; or

                           (iii) WCI receives notice that APOTHECON has become insolvent or has suspended business in all material respects hereof, or has consented to an involuntary petition purporting to be pursuant to any reorganization or insolvency law of any jurisdiction, or has made an assignment for the benefit of creditors, or has applied for or consented to the appointment of a receiver or trustee for a substantial part of its property or assets.

                  (e) Neither the termination nor expiration of the Copromotion Term shall release or operate to discharge either party from (i) any liability or obligation that may have accrued prior to such termination or expiration, or
(ii) any other agreement which may exist between the parties regarding line extensions of the Products or any other product, except as may be set forth in such other agreement. Any termination of the Copromotion Term by a party shall not be an exclusive remedy, but shall be in addition to any legal or equitable remedies that may be available to the terminating party. However, neither party shall be liable to the other party for any damages (whether direct, indirect, special, consequential, incidental, or other, including lost profits) sustained by reason of expiration of this Agreement or for termination of this Agreement by a party in accordance with the terms hereof.

                  (f) During any notice period, each party shall continue to fulfill its obligations under this Agreement. Upon the termination or expiration of the Copromotion Term, WCI shall promptly cease all of its promotion activities pursuant to this Agreement, discontinue any use of the Trademarks, return to APOTHECON all sales training, promotional, marketing material, APOTHECON call lists and computer files, and any remaining product samples (i.e., not already distributed or destroyed with destruction certified by WCI) that may have been supplied to WCI by APOTHECON under this Agreement.

                  (g) The Copromotion Term may be extended at the expiration of the initial Copromotion Term upon the mutual written consent of the parties.

                  13. Indemnification and Insurance.

                  (a) APOTHECON shall defend, indemnify and hold WCI and its employees, agents, officers, directors and affiliates (a "WCI Party") harmless from and against any and all losses, liabilities, obligations, claims, fees (including, without limitation, attorneys fees), expenses and lawsuits incurred by a WCI Party that are claimed by any third party and that result from or arise in connection with (i) the breach of any covenant, representation or warranty of APOTHECON contained in this Agreement, (ii) the manufacturing, storage, sale or distribution of the Products by APOTHECON or any licensee or affiliate thereof, including, without limitation, any claim of patent infringement, (iii) any product liability claim related to the Products, including, without limitation, the use by any person of any Products that were manufactured, sold or distributed by APOTHECON or any licensee or affiliate thereof, (iv) any contamination of or defect in the Products; and (v) breach by APOTHECON of its obligations under Section 9 hereof. Notwithstanding anything in this Section 13(a), APOTHECON shall not be obligated to indemnify a WCI Party for any liability related to the Products for which WCI has assumed an indemnification obligation under Section 13(b) below.

                  (b) WCI shall defend, indemnify and hold APOTHECON and its employees, agents, officers, directors and affiliates (an "APOTHECON Party") harmless from and against any and all losses, liabilities, obligations, claims, fees (including, without limitation, attorneys fees), expenses and lawsuits brought against or incurred by an APOTHECON Party by a third party resulting from or arising in connection with (i) the breach by WCI of any covenant, representation or warranty of WCI contained in this Agreement, (ii) any contamination, mislabeling, or adulteration of any product samples occurring while such product samples are under the control of WCI, and/or (iii) breach by WCI of its obligations under Section 9 hereof.

                  (c) To receive the benefits of the indemnity under clauses (a) or (b) above, as applicable, an indemnified party must (i) give the indemnifying party written notice of any claim or potential claim promptly after the indemnified party receives notice of any such claim; (ii) allow the indemnifying party to assume the control of the defense and settlement (including all decisions relating to litigation, defense and appeal) of any such claim (so long as it has confirmed its indemnification obligation to such indemnified party under this Section 13); and (iii) so long as such cooperation does not vitiate any legal privilege to which it is entitled, reasonably cooperate (provided the indemnifying party reimburses the indemnified party's reasonable documented out-of-pocket expenses) with the indemnifying party in its defense of the claim (including, without limitation, making documents and records available for review and copying and making persons within its/his/her control available for pertinent testimony). If the indemnifying party defends the claim, an indemnified party may participate in, but not control, the defense of such claim at its/his/her sole cost and expense. An indemnifying party shall have no liability under this Section 13 as to any claim for which settlement or compromise of such claim or an offer of settlement or compromise of such claim is made by an indemnified party without the prior consent of the indemnifying party.

                  (d) WCI acknowledges and agrees that any WCI sales force personnel (including contract sales personnel, telemarketers, independent contractors, employees, and agents) used by WCI to fulfill its obligations under this Agreement are not, and are not intended to be or be treated as, employees of APOTHECON or any of its Affiliates, and that such individuals are not eligible to participate in any "employee benefit plans", as such term is defined in section 3(3) of ERISA, that are sponsored by BMS or any of its Affiliates.

                  APOTHECON shall not be responsible to WCI, to any employees, agents, contractors, telemarketers, or other personnel of WCI used by it to perform its obligations under this Agreement, or to any governmental entity for any compensation or benefits (including, without limitation, vacation and holiday remuneration, healthcare coverage or insurance, life insurance, pension or profit-sharing benefits and disability benefits), payroll-related taxes or withholdings, or any governmental charges or benefits (including without limitation unemployment and disability insurance contributions or benefits and workmen's compensation contributions or benefits) that may imposed upon or be related to the performance by WCI and any of its employees, agents, contractors, telemarketers, or other personnel used by WCI to discharge its obligations under this Agreement, all of which shall be the sole responsibility of WCI, even if it is subsequently determined by any court, the IRS or any other governmental agency that such individual may be a common law employee of APOTHECON or any of its Affiliates. All such matters of compensation, benefits and other terms of employment for any employee, agent, contractor, telemarketer, or other personnel used by WCI shall be solely a matter between WCI and such individual(s) or entities.

                  WCI will indemnify, defend, and hold harmless each APOTHECON Party from and against any damages, liability, loss and costs that may be paid or payable by any such APOTHECON Party resulting from or in connection with any claim or other cause of action asserted by:

                           (i)      any employees, agents, contractors,
         telemarketers, or other personnel of WCI used by it to perform its obligations under this Agreement, or

                           (ii) by any third party (including federal, state or local governmental authorities) with respect to:

                           (iii) any payment or obligation to make a payment to any employees, agents, contractors, telemarketers, or other personnel used by WCI to perform its obligations under this Agreement with respect to any compensation, benefits of any type under any employee benefit plan (as such term is defined above), and any other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements that may be sponsored at any time by APOTHECON or any of its Affiliates or by WCI or any of its Affiliates, even if it is subsequently determined by any court, the IRS or any other governmental agency that any such employee, agent, contractor, telemarketer, and other person used by WCI to discharge its obligations hereunder may be a common law employee of APOTHECON or any of its Affiliates; and

                           (iv)     the payment or withholding of any
         contributions, payroll taxes, or any other payroll-related item by or on behalf of WCI or any of its employees, agents, contractors, telemarketers, and other personnel with respect to which APOTHECON, WCI or any of WCI's employees, agents, contractors, telemarketers, and other personnel may be responsible hereunder or pursuant to applicable law to pay, make, collect, withhold or contribute, even if it is subsequently determined by any court, the IRS or by any other governmental agency that any such employee, agent, contractor, telemarketer, and other person used by WCI to discharge its obligations hereunder may be a common law employee of APOTHECON or any of its Affiliates.

Nothing contained in this Section 13(d) is intended to or will effect or limit any compensation payable by APOTHECON to WCI for the services rendered by WCI pursuant to this Agreement.

                  (e) WCI shall maintain for the entire term of this Agreement comprehensive general liability and product liability coverage of no less than [REDACTED] per occurrence. Apothecon, Inc. and Bristol-Myers Squibb Company shall be named as insureds on the policy. WCI shall furnish to APOTHECON evidence of such insurance, upon request.

                  (f) The indemnification obligations set forth in this Section 13 shall survive termination of the Agreement.

                  14. Confidentiality.

                  (a) Each party acknowledges that it may receive confidential or proprietary information of the other party in the performance of this Agreement. Each party shall hold confidential and shall not, directly or indirectly, disclose, publish or use for the benefit of any third party or itself, except in carrying out its duties hereunder, any confidential or proprietary information of the other party, without first having obtained the furnishing party's written consent to such disclosure or use. "Confidential or proprietary information" shall include, inter alia, know-how, scientific information, clinical data, efficacy and safety data, adverse event information, formulas, methods and processes, specifications, pricing information (including discounts, rebates and other price adjustments) and other terms and conditions of sales, customer information, business plans, and all other intellectual property. This restriction shall not apply to any information within the following categories:

                           (i) information that is known to the receiving party or its Affiliates prior to the time of disclosure to it, to the extent evidenced by written records or other competent proof;

                           (ii) information that is independently developed by employees, agents, or independent contractors of the receiving party or its Affiliates without reference to or reliance upon the information furnished by the disclosing party, as evidenced by written records or other competent proof;

                           (iii) information disclosed to the receiving party or its Affiliates by a third party that has a right to make such disclosure;

                           (iv) information that is contained in any written promotional material prepared by APOTHECON for use in connection with the Products; or

                           (v) any other information that becomes part of the public domain through no fault or negligence of the receiving party.

                  The receiving party shall also be entitled to disclose the other party's Confidential Information that is required to be disclosed in compliance with applicable laws or regulations (including, without limitation, to comply with SEC, NASDAQ or stock exchange disclosure requirements), or by order of any governmental body or a court of competent jurisdiction; provided that the party required to disclose such information shall use all reasonable efforts to obtain confidential treatment of such information by the agency or court.

                  (b) This obligation shall survive the termination or expiration of this Agreement for [REDACTED] years.

                  (c) The confidentiality obligations described above shall be in addition to the parties' obligations under the Confidential Disclosure Agreement dated as of July 14, 1998, except that to the extent there is an conflict between that agreement and provisions of this Agreement, this Agreement shall govern.

                  15. Right of First Negotiation

                  If, during the Copromotion Term for either of the Products, APOTHECON determines that it is interested in entering into an arrangement with an unAffiliated Person (hereinafter "Third Party") to sell or out-license the right to sell either of the Products or the right to either of the Trademarks (any such rights being hereafter referred to as a "Right"), then, provided the Copromotion Term for the product or trademark to be sold or out-licensed is still in effect, APOTHECON shall give WCI a right of first negotiation to acquire such Right as follows:

                  (a) APOTHECON shall give written notice to WCI of its interest in selling or out-licensing the Right. WCI shall have [REDACTED] days after receipt of such notice to decide whether or not it wishes to pursue negotiations for such an arrangement with respect to such Right and to submit a proposal to APOTHECON. In the event that WCI declines to pursue negotiations or does not reply to APOTHECON's notice within the [REDACTED] day period, APOTHECON shall be free to negotiate and enter into an arrangement with respect to such Right with a Third Party.

                  (b) In the event that WCI expresses interest in negotiations and submits a preliminary proposal, then for an additional [REDACTED] day period, APOTHECON shall conduct negotiations on an exclusive basis with WCI diligently and in good faith to reach an arrangement with WCI. At the end of such [REDACTED] day period, if the parties have not reached an agreement at such time, WCI shall give APOTHECON a written notice setting forth the final offer by WCI for such an arrangement (the Final Offer). If APOTHECON rejects the Final Offer, it shall thereafter be free to negotiate and enter into an arrangement with respect to such Right with a Third Party as provided in section 15(c).

                  (c) In the event the parties fail to negotiate a written agreement pursuant to Sections 15(b) above within the period provided therein, APOTHECON shall be free to enter into an arrangement for the selling or out-licensing of the Right with a Third Party; provided, however, that for a period of twelve months from the expiration of the [REDACTED] exclusive negotiation period set forth in section 15(b) APOTHECON shall not enter into an arrangement with a Third Party with respect to such Right on terms less favorable to APOTHECON than the Final Offer without first reoffering to WCI the opportunity to enter into an arrangement on the terms set forth in the Final Offer. In the event of such a reoffer, WCI shall have [REDACTED] days to advise APOTHECON of its interest in entering into an arrangement on such terms. In the event that WCI expresses interest in such an arrangement on such terms, the parties shall conduct exclusive negotiations and conclude an agreement incorporating such terms within [REDACTED] days thereafter. For purposes of this
Section 15(c), WCI acknowledges and agrees that APOTHECON shall have the right, in its sole discretion, to determine whether an offer from a Third Party that consists in whole or in part of non-cash compensation is more or less favorable to APOTHECON than the Final Offer.

                  16. Representations and Warranties.

                  (a) APOTHECON represents and warrants to WCI that (i) the execution, delivery and performance of this Agreement by APOTHECON does not conflict with, or constitute a breach of or under, any order, judgment, agreement or instrument to which APOTHECON is a party; (ii) the execution, delivery and performance of this Agreement by APOTHECON does not require the consent of any person or the authorization of (by notice or otherwise) any governmental or regulatory authority; (iii) the rights granted by APOTHECON to WCI hereunder do not conflict with any rights granted by APOTHECON to any third party; and (iv) APOTHECON or BMS owns the Trademarks and NDAs for the Products.

                  (b) WCI represents and warrants to BMS that (i) the execution, delivery and performance of this Agreement by WCI does not conflict with, or constitute a breach of or under, any order, judgment, agreement or instrument to which WCI is a party; and (ii) the execution, delivery and performance of this Agreement by WCI does not require the consent of any person or the authorization of (by notice or otherwise) any governmental or regulatory authority.

                  17. Notices. Unless otherwise explicitly set forth herein, any notice required or permitted to be given hereunder shall be in writing and shall be delivered personally by hand, or sent by reputable overnight courier, signature required, to the addresses of each party set forth below or to such other address or addresses as shall be designated in writing in the same matter:

                  (a) If to APOTHECON:

                  APOTHECON, INC.
                  777 Scudders Mill Road
                  Plainsboro, NJ  08536
                  Attention:  General Manager

with a copy to the attention of the "Vice President and Senior Counsel" at the same address.

                  (b) If to WCI:

                  Warner Chilcott Inc.
                  Rockaway 80 Corporate Center
                  100 Enterprise Drive
                  Suite 280
                  Rockaway, N.J. 07866
                  Attention: President

with a copy to "General Counsel" at the same address.

All notices shall be deemed given when received by the addressee.

                  18. Miscellaneous Provisions.

                  (a) Assignment. Neither party shall assign or otherwise transfer this Agreement or any interest herein or right hereunder without the prior written consent of the other party, and any such purported assignment, transfer or attempt to assign or transfer any interest herein or right hereunder shall be void and of no effect; except that (i) APOTHECON may sell or out-license any Right pursuant to Section 15 of this Agreement and (ii) each party (x) may assign its rights and obligations hereunder to an Affiliate without the prior consent of the other party (although, in such event, the assigning party shall remain responsible for all of its obligations and agreements set forth herein, notwithstanding such assignment) and (y) may assign its rights and obligations to a successor (whether by merger, consolidation, reorganization or other similar event) or purchaser of all or substantially all of its business assets relating to the Products, provided, that such successor or purchaser has agreed in writing to assume all of such party's rights and obligations hereunder and a copy of such assumption is provided to the other party hereunder, and provided further that nothing in this Section 18(a) shall preclude APOHTECON from exercising its right to terminate the Copromotion Term under Section 12 (b) or (c).

                  (b) Non-Waiver. Any failure on the part of a party to enforce at any time or for any period of time any of the provisions of this Agreement shall not be deemed or construed to be a waiver of such provisions or of any right of such party thereafter to enforce each and every such provision on any succeeding occasion or breach thereof.

                  (c) Dispute Resolution. If any dispute arises under this Agreement which cannot be resolved expeditiously by the NMT after due consideration, the matter shall be submitted to the President of WCI and the General Manager of APOTHECON for resolution. Any dispute that can not be so resolved within 30 days after submission shall be submitted for arbitration in accordance with the rules of the American Arbitration Association, and the award or decision made by the arbitrator(s) designated pursuant to the American Arbitration Association rules of arbitration shall be binding upon the parties hereto and a judgment consistent therewith may be entered in any court of competent jurisdiction; provided, however, that nothing herein contained shall preclude a party from seeking equitable remedies in any court of competent jurisdiction. Any such arbitration proceedings shall be conducted in New Jersey.

                  (d) Entirety of Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous and contemporaneous verbal and written agreements, representations and warranties with respect to such subject matter. This Agreement (or any provision or term hereof) may be released, waived, changed or supplemented only by a written agreement signed by an officer or other authorized representative of the party against whom enforcement of any release, waiver, change or supplement is sought. This Agreement shall not be strictly construed against either party hereto.

                  (e) Public Announcements. The form and content of any public announcement to be made by one party regarding this Agreement, or the subject matter contained herein, shall be subject to the prior written consent of the other party (which consent may not be unreasonably withheld), except as may be required by applicable law (including, without limitation, disclosure requirements of the SEC, NASDAQ, or any other stock exchange) in which event the other party shall endeavor to give the other party reasonable advance notice and review of any such disclosure. Proposed public announcements submitted to the other party for approval shall be considered approved if the submitting party has not received comments or objections from the other party within fifteen (15) days from the date of submission, provided that public announcements proposed by WCI must be simultaneously provided to both the General Manager and in house Legal Counsel for APOTHECON, at Apothecon, Inc., 777 Scudders Mill Road, Plainsboro, New Jersey.

                  (f) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New Jersey, without regard to its conflicts of law principles.

                  (g) Relationship of the Parties. In making and performing this Agreement, the parties are acting, and intend to be treated, as independent entities and nothing contained in this Agreement shall be construed or implied to create an agency, partnership, joint venture, or employer and employee relationship between APOTHECON and WCI. Except as otherwise provided herein, neither party may make any representation, warranty or commitment, whether express or implied, on behalf of or incur any charges or expenses for or in the name of the other party. No party shall be liable for the act of any other party unless such act is expressly authorized in writing by both parties hereto.

                  (h) Counterparts. This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of each of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against the party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument.

                  (i) Force Majeure. Neither party shall be liable to the other party for any failure to perform as required by this Agreement if the failure to perform is due to circumstances reasonably beyond such party's control, including, without limitation, acts of God, civil disorders or commotions, acts of aggression, fire, explosions, floods, drought, war, sabotage, embargo, unexpected safety or efficacy results obtained with either of the Products, utility failures, material shortages, labor disturbances, a national health emergency, or appropriations of property. A party whose performance is affected by a force majeure event shall take prompt action using its reasonable best efforts to remedy the effects of the force majeure event.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

Apothecon, INC.                                 Warner Chilcott Inc.

By:  /s/ Richard J. Lane                        By: /s/ Roger M. Boissonneault
     -----------------------------------            ----------------------------
     Richard J. Lane                                Roger M. Boissonneault
     Title: President U.S.                          Title: President
                  Medicines Group and
                  Worldwide Franchise Management





Prepared by Harvey C. Kaish,
McCarter & English, LLP

                                   Schedule A


                         Ovcon(R) & Estrace(R) Co-Promotion
                           Ovcon(R) 35 Payment Schedule



                  The following sets forth the performance based payment schedule under which Apothecon will pay WCI for co-promoting Ovcon(R)35 in the United States.

                  (i) For the quarter ended March 31, 1999, [REDACTED] of the excess, if any, of Net Sales for Ovcon(R)35 from [REDACTED] to [REDACTED] and [REDACTED] of the excess, if any over [REDACTED].

                  (ii) For the quarter ended June 30, 1999, [REDACTED] of the excess, if any, of Net Sales for Ovcon(R)35 from [REDACTED] to [REDACTED] and [REDACTED] of the excess, if any, over [REDACTED].

                  (iii) For the quarter ended September 30, 1999, [REDACTED] of the excess, if any, of Net Sales of Ovcon(R)35 from [REDACTED] to [REDACTED] and [REDACTED] of the excess, if any, over [REDACTED].

                  (iv) For the year ended December 31, 1999, [REDACTED] of the excess, if any, of Net Sales for Ovcon(R)35 for the year ended December 31, 1999 from [REDACTED to [REDACTED] and [REDACTED] of the excess, if any, over [REDACTED], minus the total of Performance Fees paid to WCI in respect of Ovcon(R)35 for the first three calendar quarters of 1999. If the amount calculated in accordance with the foregoing is a negative number, WCI shall pay to Apothecon such amount.

                  (v) For each calendar quarter beginning with the first quarter of 2000 through the fourth quarter of 2003, [REDACTED] of the excess, if any, of Net Sales of Ovcon(R)35 from [REDACTED] to [REDACTED] and [REDACTED] of the excess, if any, over [REDACTED].

                                   Schedule B


                         Ovcon(R) & Estrace(R) Co-Promotion
                         Estrace Cream Payment Schedule



                  The following sets forth the performance based payment schedule under which Apothecon will pay WCI for co-promoting Estrace(R) cream in the United States.

                  (i) For the quarter ended March 31, 1999, [REDACTED] of the excess, if any, of Net Sales for Estrace(R) cream from [REDACTED] to [REDACTED] and [REDACTED] of the excess, if any over [REDACTED].

                  (ii) For the quarter ended June 30, 1999, [REDACTED] of the excess, if any, of Net Sales for Estrace(R) cream from [REDACTED] to [REDACTED] and [REDACTED] of the excess if any, over [REDACTED].

                  (iii) For the quarter ended September 30, 1999, [REDACTED] of the excess, if any, of Net Sales of Estrace(R) cream from [REDACTED] to [REDACTED] and [REDACTED] of the excess, if any, over [REDACTED].

                  (iv) For the year ended December 31, 1999, [REDACTED] of the excess, if any, of the Net Sales for Estrace(R) Cream for the year ended December 31, 1999 from [REDACTED] to [REDACTED] and [REDACTED] of the excess, if any, over [REDACTED] minus the total of Performance Fees paid to WCI in respect of Estrace(R) cream for the first three calendar quarters of 1999. If the amount calculated in accordance with the foregoing is a negative number, WCI shall pay to Apothecon such amount.

                  (v) For each calendar quarter beginning with the first quarter of 2000 through the fourth quarter of 2003, [REDACTED] of the excess, if any, of Net Sales of Estrace(R) cream from [REDACTED] to [REDACTED] and [REDACTED] of the excess, if any, over [REDACTED].

                                   Schedule C


                         Ovcon(R) & Estrace(R) Co-Promotion
                            Base Prescription Levels

                                                     Total Prescriptions
Quarter Ending                      Year                      Ovcon(R)35                Estrace(R) Cream
March 31st                          2000                        [REDACTED]                     [REDACTED]

June 30th                           2000                        [REDACTED]                     [REDACTED]

September 30th                      2000                        [REDACTED]                     [REDACTED]

December 31st                       2000                        [REDACTED]                     [REDACTED]

March 31st                          2001                        [REDACTED]                     [REDACTED]

June 30th                           2001                        [REDACTED]                     [REDACTED]

September 30th                      2001                        [REDACTED]                     [REDACTED]

December 31st                       2001                        [REDACTED]                     [REDACTED]

March 31st                          2002                        [REDACTED]                     [REDACTED]

June 30th                           2002                        [REDACTED]                     [REDACTED]

September 30th                      2002                        [REDACTED]                     [REDACTED]

December 31st                       2002                        [REDACTED]                     [REDACTED]

March 31st                          2003                        [REDACTED]                     [REDACTED]

June 30th                           2003                        [REDACTED]                     [REDACTED]

September 30th                      2003                        [REDACTED]                     [REDACTED]

December 31st                       2003                        [REDACTED]                     [REDACTED]